Exhibit 3.18

DISTRIBUTION SYSTEMS, INC.

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B Y - LAW S

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ARTICLE I

OFFICES

Section 1. The registered office shall be in the  City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices  at such other places both within and without the State of  Delaware as the board of directors may from time to time  determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for  the election of directors shall be held at such place either  within or without the State of Delaware as shall be desig  nated from time to time by the board of directors and stated

in the notice of the meeting. Meetings of stockholders for  any other purpose may be held at such time and place, within  or without the State of Delaware, as shall be stated in the  notice of the meeting or in a duly executed waiver of notice  thereof.

Section 2. Annual meetings of stockholders shall  be held at such date and time as shall be designated from  time to time by the board of directors and stated in the  notice of the meeting, at which they shall elect by a  plurality vote a board of directors, and transact such other  business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting  stating the place, date and hour of the meeting shall be  given to each stockholder entitled to vote at such meeting  not less than ten nor more than sixty days before the date  of the meeting.

Section 4. The officer who has charge of the  stock ledger of the corporation shall prepare and make, at  least ten days before every meeting of stockholders, a  complete list of the stockholders entitled to vote at the  meeting, arranged in alphabetical order, and showing the  address of each stockholder and the number of shares regis  tered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose  germane to the meeting, during ordinary business hours, for  a period of at least ten days prior to the meeting, either  at a place within the city where the meeting is to be held,  which place shall be specified in the notice of the meeting,  or, if not so specified, at the place where the meeting is  to be held. The list shall also be produced and kept at the  time and place of the meeting during the whole time thereof,  and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders,  for any purpose or purposes, unless otherwise prescribed by  statute or by the certificate of incorporation, may be  called by the president and shall be called by the president  or secretary at the request in writing of a majority of the  board of directors, or at the request in writing of stock  holders owning a majority in amount of the entire capital  stock of the corporation issued and outstanding and entitled  to vote. Such request shall state the purpose or purposes  of the proposed meeting.

Section 6. Written notice of a special meeting  stating the place, date and hour of the meeting and the  purpose or purposes for which the meeting is called, shall  be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock  issued and outstanding and entitled to vote thereat, present  in person or represented by proxy, shall constitute a quorum  at all meetings of the stockholders for the transaction of  business except as otherwise provided by statute or by the  certificate of incorporation. If, however, such quorum  shall not be present or represented at any meeting of the  stockholders, the stockholders entitled to vote thereat,  present in person or represented by proxy, shall have power  to adjourn the meeting from time to time, without notice  other than announcement at the meeting, until a quorum shall  be present or represented. At such adjourned meeting at  which a quorum shall be present or represented any business  may be transacted which might have been transacted at the  meeting as originally notified. If the adjournment is for  more than thirty days, or if after the adjournment a new  record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any  meeting, the vote of the holders of a majority of the stock  having voting power present in person or represented by  proxy shall decide any question brought before such meeting,  unless the question is one upon which by express provision  of the statutes or of the certificate of incorporation, a  different vote is required in which case such express  provision shall govern and control the decision of such  question.

Section 10. Unless otherwise provided in the  certificate of incorporation each stockholder shall at every  meeting of the stockholders be entitled to one vote in  person or by proxy for each share of the capital stock  having voting power held by such stockholder, but no proxy  shall be voted on after three years from its date, unless  the proxy provides for a longer period.

Section 11. Unless otherwise provided in the  certificate of incorporation, any action required to be  taken at any annual or special meeting of stockholders of  the corporation, or any action which may be taken at any  annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote,  if a consent in writing, setting forth the action so taken,  shall be signed by the holders of outstanding stock having  not less than the minimum number of votes that would be  necessary to authorize or take such action at a meeting at  which all shares entitled to vote thereon were present and  voted. Prompt notice of the taking of the corporate action  without a meeting by less than unanimous written consent  shall be given to those stockholders who have not consented  in writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall  constitute the whole board shall be three. The directors  shall be elected at the annual meeting of the stockholders,  except as provided in Section 2 of this Article, and each  director elected shall hold office until his successor is  elected and qualified. Directors need not be stockholders.

Section 2. Vacancies and newly created director  ships resulting from any increase in the authorized number  of directors may be filled by a majority of the directors  then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their  newly created directorship, the directors then in office  shall constitute less than a majority of the whole board (as  constituted immediately prior to any such increase), the  Court of Chancery may, upon application of any stockholder  or stockholders holding at least ten percent of the total  number of the shares at the time outstanding having the  right to vote for such directors, summarily order an elec  tion to be held to fill any such vacancies or newly created  directorships, or to replace the directors chosen by the  directors then in office.

Section 3. The business of the corporation shall  be managed by or under the direction of its board of direc  tors which may exercise all such powers of the corporation  and do all such lawful acts and things as are not by statute  or by the certificate of incorporation or by these by-laws  directed or required to be exercised or done by the stock  holders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The board of directors of the corpora  tion may hold meetings, both regular and special, either  within or without the State of Delaware.

Section 5. The first meeting of each newly  elected board of directors shall be held at such time and  place as shall be fixed by the vote of the stockholders at  the annual meeting and no notice of such meeting shall be  necessary to the newly elected directors in order legally to  constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the  time or place of such first meeting of the newly elected  board of directors, or in the event such meeting is not held  at the time and place so fixed by the stockholders, the  meeting may be held at such time and place as shall be  specified in a notice given as hereinafter provided for  special meetings of the board of directors, or as shall be  specified in a written waiver signed by all of the direc  tors.

Section 6. Regular meetings of the board of  directors may be held without notice at such time and at  such place as shall from time to time be determined by the  board.

Section 7. Special meetings of the board may be  called by the president on fourteen days’ notice to each  director, either personally or by mail or by telegram;  special meetings shall be called by the president or  secretary in like manner and on like notice on the written  request of two directors unless the board consists of only  one director; in which case ~pecial meetings shall be called  by the president or secretary in like manner and on like  notice on the written request of the sole director.

Section 8. At all meetings of the board a  majority of the directors shall constitute a quorum for the  transaction of business and the act of a majority of the  directors present at any meeting at which there is a quorum  shall be the act of the board of directors, except as may be  otherwise specifically provided by statute or by the certi  ficate of incorporation. If a quorum shall not be present  at any meeting of the board of directors the directors  present thereat may adjourn the meeting from time to time,  without notice other than announcement at the meeting, until  a quorum shall be present.

Section 9. Unless otherwise restricted by the  certificate of incorporation or these by-laws, any action  required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken  without a meeting, if all members of the board or committee,  as the case may be, consent thereto in writing, and the  writing or writings are filed with the minutes of proceed  ings of the board or committee.

Section 10. Unless otherwise restricted by the  certificate of incorporation or these by-laws, members of  the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference  telephone or similar communications equipment by means of  which all persons participating in the meeting can hear each  other, and such participation in a meeting shall constitute  presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11. The board of directors may, by  resolution passed by a majority of the whole board, desig  nate one or more committees, each committee to consist of  one or more of the directors of the corporation. The board  may designate one or more directors as alternate members of  any committee, who may replace any absent or disqualified  member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corpora  tion to be affixed to all papers which may require it; but  no. such committee shall have the power or authority in  reference to amending the certificate of incorporation,  (except that a committee may, to the extent authorized in  the resolution or resolutions providing for the issuance of  shares of stock adopted by the board of directors as  provided in Section 151(a) fix any of the preferences or  rights of such shares relating to dividends, redemption,  dissolution, any distribution of assets of the corporation  or the conversion into, or the exchange of such shares for,  shares of any other class or classes or any other series of  the same or any other class or classes of stock of the  corporation) adopting an agreement of merger or consolida  tion, recommending to the stockholders the sale, lease or  exchange of all or substantially all of the corporation’s  property and assets, recommending to the stockholders a  dissolution of the co~poration or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation  expressly so provide, no such committee shall have the power  or authority to declare a dividend or to authorize the  issuance of stock or to adopt a certificate of ownership and  merger. Such committee or committees shall have such name  or names as may be determined from time to time by resolu  tion adopted by the board of directors.

Section 12. Each committee shall keep regular  minutes of its meetings and report the same to the board of  directors when required.

COMPENSATION OF DIRECTORS

Section 13. Unless otherwise restricted by the  certificate of incorporation or these by-laws, the board of  directors shall have the authority to fix the compensation  of directors. The directors may be paid their expenses, if  any, of attendance at each meeting of the board of directors  and may be paid a fixed sum for attendance at each meeting  of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the  corporation in any other capacity and receiving compensation  therefor. Members of special or standing committees may be  allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 14. Unless otherwise restricted by the  certificate of incorporation or by law, any director or the  entire board of directors may be removed, with or without  cause, by the holders of a majority of shares entitled to  vote at an election of directors.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the  statutes or of the certificate of incorporation or of these  by-laws, notice is required to be given to any director or  stockholder, it shall not be construed to mean personal  notice, but such notice may be given in writing, by mail,  addressed to such director or stockholder, at his address as  it appears on the records of the corporation, with postage  thereon prepaid, and such notice shall be deemed to be given  at the time when the same shall be deposited in the United  States mail. Notice to directors may also be given by  telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled  to said notice, whether before or after the time stated  therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall  be chosen by the board of directors and shall be a presi  dent, a vice-president, a secretary and a treasurer. The  board of directors may also choose additional vice-presi  dents, and one or more assistant secretaries and assistant  treasurers. Any number of offices may be held by the same  person, unless the certificate of incorporation or these  by-laws otherwise provide.

Section 2. The board of directors at its first  meeting after each annual meeting of stockholders shall  choose a president, one or more vice-presidents, a secretary  and a treasurer.

Section 3. The board of directors may appoint  such other officers and agents as it shall deem necessary  who shall hold their offices for such terms and shall  exercise such powers and perform such duties as shall be  determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall  hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors  may be removed at any time by the affirmative vote of a  majority of the board of directors. Any vacancy occurring  in any office of the corporation shall be filled by the  board of directors.

THE PRESIDENT

Section 6. The president shall be the chief  executive officer of the corporation, shall preside at all  meetings of the stockholders and the board of directors,  shall have general and active management of the business of  the corporation and shall see that all orders and resolu  tions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and  other contracts requiring a seal, under the seal of the  corporation, except where required or permitted by law to be  otherwise signed and executed and except where the signing  and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. In the absence of the president or in  the event of his inability or refusal to act, the vice  president (or in the event there be more than one vice  president, the vice-presidents in the order designated by  the directors, or in the absence of any designation, then in  the order of their election) shall perform the duties of the  president, and when so acting, shall have all the powers of  and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have  such other powers as the board of directors may from time to  time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9. The secretary shall attend all meet  ings of the board of directors and all meetings of the  stockholders and record all the proceedings of the meetings  of the corporation and of the board of directors in a book  to be kept for that purpose and shall perform like duties  for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stock  holders and special meetings of the board of directors, and  shall perform such other duties as may be prescribed by the  board of directors or president, under whose supervision he  shall be. He shall have custody of the corporate seal of  the corporation and he, or an assistant secretary, shall  have authority to affix the same to any instrument requiring  it and when so affixed, it may be attested by his signature  or by the signature of such assistant secretary. The board  of directors may give general authority to any other officer  to affix the seal of the corporation and to attest the  affixing by his signature.

Section 10. The assistant secretary, or if there  be more than one, the assistant secretaries in the order  determined by the board of directors (or if there be no such  determination, then in the order of their election) shall,  in the absence of the secretary or in the event of his  inability or refusal to act, perform the duties and exercise  the powers of the secretary and shall perform such other  duties and have such other powers as the board of directors  may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody  of the corporate funds and securities and shall keep full  and accurate accounts of receipts and disbursements in books  belonging to the corporation and shall deposit all moneys  and other valuable effects in the name and to the credit of  the corporation in such depositories as may be designated by  the board of directors.

Section 12. He shall disburse the funds of the  corporation as may be ordered by the board of directors,  taking proper vouchers for such disbursements, and shall  render to the president and the board of directors, at its  regular meetings, or when the board of directors so re  quires, an account of all his transactions as treasurer and  of the financial condition of the corporation.

Section 13. If required by the board of direc  tors, he shall give the corporation a bond (which shall be  renewed every six years) in such sum and with such surety or  sureties as shall be satisfactory to the board of directors  for the faithful performance of the duties of his office and  for the restoration to the corporation, in case of his  death, resignation, retirement or removal from office, of  all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belong ing to the corporation.

Section 14. The assistant treasurer, or if there  shall be more than one, the assistant treasurers in the  order determined by the board of directors (or if there be  no such determination, then in the order of their election)  shall, in the absence of the treasurer or in the event of  his inability or refusal to act, perform the duties and  exercise the powers of the treasurer and shall perform such  other duties and have such other powers as the board of  directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be  represented by a certificate or shall be uncertificated.  Certificates shall be signed by, or in the name of the  corporation by, the chairman or vice-chairman of the board  of directors, or the president or a vice-president and the  treasurer or an assistant treasurer, or the secretary or an  assistant secretary of the corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing  the information required to be set forth or stated on  certificates pursuant to Sections 151, 156, 202(a) or 218(a)  or a statement that the corporation will furnish without  charge to each stockholder who so requests the powers,  designations, preferences and relative participating,  optional or other special rights of each class of stock or  series thereof and the qualifications, limitations or  restrictions of such preferences and/or rights.

Section 2. Any of or all the signatures on a  certificate may be facsimile. In case any officer, transfer  agent or registrar who has signed or whose facsimile signa  ture has been placed upon a certificate shall have ceased to  be such officer, transfer agent or registrar before such  certificate is issued, it may be issued by the corporation  with the same effect as if he were such officer, transfer  agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a  new certificate or certificates or uncertificated shares to  be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been  lost, stolen or destroyed, upon the making of an affidavit  of that fact by the person claiming the certificate of stock  to be lost, stolen or destroyed. When authorizing such  issue of a new certificate or certificates or uncertificated  shares, the board of directors may, in its discretion and as  a condition precedent to the issuance thereof, require the  owner of such lost, stolen or destroyed certificate or  certificates, or his legal representative, to advertise the  same in such manner as it shall require and/or to give the  corporation a bond in such sum as it may direct as indemnity  against any claim that may be made against the corporation  with respect to the certificate alleged to have been lost,  stolen or destroyed.

TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or  the transfer agent of the corporation of a certificate for  shares duly endorsed or accompanied by proper evidence of  succession, assignation or authority to transfer, it shall  be the duty of the corporation to issue a new certificate to  the person entitled thereto, cancel the old certificate and  record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of  uncertificated shares such uncertificated shares shall be  cancelled and issuance of new equivalent uncertificated  shares or certificated shares shall be made to the person  entitled thereto and the transaction shall be recorded upon  the books of the corporation.

FIXING RECORD DATE

Section 5. In order that the corporation may  determine the stockholders entitled to notice of or to vote  at any meeting of stockholders or any adjournment thereof,  or to express consent to corporate action in writing without  a meeting, or entitled to receive payment of any dividend or  other distribution or allotment of any rights, or entitled  to exercise any rights in respect of any change, conversion  or exchange of stock or for the purpose of any other lawful  action, the board of directors may fix, in advance, a record  date, which shall not be more than sixty nor less than ten  days before the date of such meeting, nor more than sixty  days prior to any other action. A determination of stock  holders of record entitled to notice of or to vote at a  meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to  recognize the exclusive right of a person registered on its  books as the owner of shares to receive dividends, and to  vote as such owner, and to hold liable for calls and assess  ments a person registered on its books as the owner of  shares, and shall not be bound to recognize any equitable or  other claim to or interest in such share or shares on the  part of any other person, whether or not it shall have  express or other notice thereof, except as otherwise pro  vided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of  the corporation, subject to the provisions of the certifi  cate of incorporation, if any, may be declared by the board  of directors at any regular or special meeting, pursuant to  law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there  may be set aside out of any funds of the corporation avail  able for dividends such sum or sums as the directors from  time to time, in their absolute discretion, think proper as  a reserve or reserves to meet contingencies, or for equal  izing dividends, or for repairing or maintaining any proper  ty of the corporation, or for such other purpose as the  directors shall think conducive to the interest of the  corporation, and the directors may modify or abolish any  such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The board of directors shall present  at each annual meeting, and at any special meeting of the  stockholders when called for by vote of the stockholders, a  full and clear statement of the business and condition of  the corporation.

CHECKS

Section’4. All checks or demands for money and

notes of the corporation shall be signed by such officer or  officers or such other person or persons as the board of  directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have in  scribed thereon the name of the corporation, the year of its  organization and the words “Corporate Seal, Delaware”. The  seal may be used by causing it or a facsimile thereof to be  impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 7. The corporation shall indemnify its  officers, directors, employees and agents to the extent  permitted by the General Corporation Law of Delaware.

ARTICLE VIII

AMENDMENTS

Section 1. These by-laws may be altered, amended

or repealed or new by-laws may be adopted by the stock  holders or by the board of directors, when such power is  conferred upon the board of directors by the certificate of  incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such  alteration, amendment, repeal or adoption of new by-laws be  contained in the notice of such special meeting. If the  power to adopt, amend or repeal by-laws is conferred upon  the board of directors by the certificate of incorporation  it shall not divest or limit the power of the stockholders  to adopt, amend or repeal by-laws.